UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2024

SOUTHLAND HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41090	87-1783910
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1100 Kubota Drive

Grapevine, TX 76051

(Address of Principal Executive Offices) (Zip Code)

(817) 293-4263

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLND	NYSE American LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	SLND WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2024, Southland Holdings, Inc. (the “Company”) agreed to issue an aggregate of 5,830,899 shares of common stock (the “Shares”), par value $0.0001 per share (“Common Stock”), to Frankie S. Renda, President, Chief Executive Officer, Director and Interim Chairman of the Company, Rudolph V. Renda, Co-Chief Operating Officer and Executive Vice President of the Company, and Walter Timothy Winn, Co-Chief Operating Officer, Executive Vice President and Director of the Company (each a “Purchaser” and collectively, the “Purchasers”), in exchange for the full satisfaction and discharge of an aggregate of $20,000,000 in outstanding amounts under certain promissory notes (the “Transaction”) with a price per Share of $3.43, calculated using the greater of (a) the volume-weighted average price per share of Common Stock, rounded to the nearest hundredth of a cent, on the NYSE American for the thirty consecutive trading days immediately preceding and ending on the Closing Date (as defined below) and (b) the closing price of Common Stock on NYSE American on the Closing Date. The Transaction was approved by the Company’s Audit Committee and Board of Directors.

In connection with the Transaction, the Company entered into Securities Purchase Agreements with (a) Mr. Frank Renda pursuant to which the Company agreed to issue to Mr. Frank Renda 3,396,233 shares of Common Stock, in exchange for the full satisfaction and discharge of (i) $3,549,163.96 under that certain promissory note, dated October 31, 2016, with an original principal amount of $3,857,363, (ii) $4,250,000 under that certain promissory note, dated February 14, 2023, with an original principal amount of $14,755,815 and (iii) $3,849,920.89 under that certain promissory note, dated March 15, 2024, with an original principal amount of $3,844,254.21 (the “Frank Renda Purchase Agreement”); (b) Mr. Rudy Renda pursuant to which the Company agreed to issue to Mr. Rudy Renda 2,215,664 shares of Common Stock, in exchange for the full satisfaction and discharge of (i) $3,065,116.48 under that certain promissory note, dated October 31, 2016, with an original principal amount of $3,330,975, (ii) $2,283,139.54 under that certain promissory note, dated February 14, 2023, with an original principal amount of $5,000,000 and (iii) $2,251,479.07 under that certain promissory note, dated March 15, 2024, with an original principal amount of $2,241,765.65 (the “Rudy Renda Purchase Agreement”); and (c) Mr. Tim Winn pursuant to which the Company agreed to issue to Mr. Tim Winn 219,002 shares of Common Stock, in exchange for the full satisfaction and discharge of (i) an aggregate of $283,266.00 under three promissory notes held by Mr. Tim Winn with an aggregate original principal amount of $2,250,000 and (ii) $467,914.06 under that certain promissory note, dated March 15, 2024, with an original principal amount of $466,734.26 (the “Tim Winn Purchase Agreement” and collectively, with the Rudy Renda Purchase Agreement and the Frank Renda Purchase Agreement, the “Purchase Agreements”). The shares issuable under the Purchase Agreements were rounded down to the nearest whole share with cash payments in lieu of fractional shares. The closing of the Transaction occurred on December 27, 2024 (the “Closing Date”).

The foregoing summary of the Purchase Agreements does not purport to be complete and is qualified in its entirety by the full text of such Purchase Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this report is incorporated under this Item by reference.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. We relied on exemptions from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and/or Regulation D promulgated thereunder. Each Purchaser represented that it is an “accredited investor” and it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Item 7.01 Regulation FD Disclosure.

On December 30, 2024, the Company issued a press release relating to the Transaction. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The foregoing description of the press release is qualified in its entirety by reference to the attached exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement, dated as of December 27, 2024, by and between the Company and Frankie S. Renda.
10.2	Securities Purchase Agreement, dated as of December 27, 2024, by and between the Company and Rudolph V. Renda.
10.3	Securities Purchase Agreement, dated as of December 27, 2024, by and between the Company and Walter Timothy Winn.
99.1	Press Release, dated December 30, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2024	SOUTHLAND HOLDINGS, INC.

	By:	/s/ Frank S. Renda
		Name:	Frank S. Renda
		Title:	President and Chief Executive Officer

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